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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form No. 333-18307) and related prospectus supplement dated May 7, 1997 of Weeks Corporation for the registration of 3,200,000 shares of its common stock and to the incorporation by reference therein of our report dated September 27, 1996, with respect to the combined financial statements of NWI Warehouse Group included in the Form 8-K of Weeks Corporation dated November 1, 1996, and filed on November 6, 1996, as amended by Form 8-K/A dated November 1, 1996 and filed on November 8, 1996 with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP
                                         -----------------------
                                         ERNST & YOUNG LLP

Atlanta, Georgia
May 7, 1997